Exhibit 10.13
NOBLE CORPORATION PLC
DIRECTOR RESTRICTED STOCK UNIT AWARD

THIS INSTRUMENT (this “Instrument”), made effective as of the third day of February 2023 (the “Effective Date”) by Noble Corporation plc, a company organized under the laws of England and Wales (the “Company”) evidences the Restricted Stock Units (as defined in the Plan) awarded hereunder to [_____] (“Director”) and sets forth the restrictions, terms and conditions that apply thereto.

W I T N E S S E T H:

WHEREAS, the Company’s Board of Directors (the “Board”) acting under the Noble Corporation plc 2022 Long-Term Incentive Plan (the “Plan”) has determined that it is desirable to award Restricted Stock Units to Director pursuant to the Plan; and

WHEREAS, pursuant to the Plan, the Board has determined that the Restricted Stock Units so awarded shall be subject to the restrictions, terms and conditions set forth in this Instrument;

NOW, THEREFORE, the award of Restricted Stock Units is hereby granted to Director as follows:

1.Restricted Stock Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards [_____] Restricted Stock Units (the “Awarded Restricted Stock Units”) to Director pursuant to the Plan. The Awarded Restricted Stock Units are being awarded to Director effective as of the Effective Date and shall vest or be forfeited in accordance with (and otherwise be subject to) the provisions of this Instrument. The Awarded Restricted Stock Units are being awarded to Director without the payment of any cash consideration by Director, except that payment of nominal value in respect of the Shares hereunder may be required by the Compensation Committee of the Board (the “Committee”) or pursuant to procedures of the Committee in respect of the allotment and issuance, transfer or delivery of such Shares.

2.Vesting, Settlement, and Forfeiture. Except as set forth in Section 3 of this Instrument, the Awarded Restricted Stock Units shall vest, settle, and the forfeiture restrictions applicable to them under this Instrument shall terminate in accordance with the provisions of the attached Schedule I, provided that Director remains a director of the Company or an affiliate from the Effective Date to the date of vesting. Any Awarded Restricted Stock Units that have not already vested shall be forfeited by Director upon the termination of Director’s service as a director with the Company or an affiliate for any reason other than death or Disability. Upon the occurrence of any such forfeiture event, Director agrees to enter into any transactions or other arrangements, as determined by the Company to be necessary, with the Company or an affiliate in order to effect such forfeiture.
3.Acceleration of Vesting. The Awarded Restricted Stock Units that have not already vested or been forfeited shall become fully vested and no longer subject to any forfeiture restrictions under this Instrument (i) if Director’s service as a director with the Company or an affiliate terminates by reason of death or Disability or (ii) upon the occurrence of a Change in Control (as defined in the attached Schedule II).

Exhibit 10.13

4.Allotment and Issuance of Shares. As soon as practicable following the date any Awarded Restricted Stock Unit is settled in accordance with Section 1, such Awarded Restricted Stock Unit shall be cancelled. Shares issued pursuant to this Instrument may not be registered under the United States Securities Act of 1933, and the issuance of Shares under this Instrument is subject to any restrictions or conditions required by the Committee pursuant to Section 15 of the Plan.

5.No Rights as Shareholder. Director shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the Shares subject to the Awarded Restricted Stock Units, unless and until and to the extent such Shares are allotted and issued or transferred to Director as provided herein.

6.Dividend Equivalents. In connection with the Awarded Restricted Stock Units the Company hereby awards to Director Dividend Equivalents with respect to any cash dividends payable with respect to the Shares. Such cash Dividend Equivalents shall be payable at the same time, and shall be subject to the same conditions, that are applicable to the Awarded Restricted Stock Units, and shall be payable in the form of a number of Shares (rounded down to nearest whole Share) equal to the amount of such cash Dividend Equivalents divided by the Fair Market Value of a Share at the time of vesting. Accordingly, the right to receive such cash Dividend Equivalent payments shall be forfeited to the extent that the Awarded Restricted Stock Units do not vest, are forfeited or are otherwise cancelled pursuant to this Instrument.

7.Arrangements and Procedures Regarding Withholding Taxes.

(a)Director shall make arrangements satisfactory to the Committee for the payment of taxes of any kind that are required by law to be withheld with respect to the Awarded Restricted Stock Units or the Dividend Equivalents awarded under this Instrument, including, without limitation, taxes applicable to (i) the awarding of the Awarded Restricted Stock Units or the allotment and issuance or transfer of Shares in settlement thereof, or (ii) the awarding of the Dividend Equivalents or the payments made with respect thereto.

(b)Unless and until the Committee shall determine otherwise and provide notice to Director in accordance with Section 7(c), any obligation of Director under Section 7(a) that arises with respect to the allotment and issuance, transfer or delivery of Shares in settlement of Awarded Restricted Stock Units that have become vested may be satisfied, in accordance with procedures adopted by the Committee, by (i) Director’s forfeiture or surrender of the right to require the Company to allot and issue, transfer or deliver Shares subject to such Awarded Restricted Stock Units, (ii) causing such Awarded Restricted Stock Units to be settled partly in cash or (iii) otherwise withholding a portion of such Shares. In the case of Shares as to which the right to require allotment and issuance, transfer or delivery is forfeited or surrendered pursuant to clause (i) and Shares withheld pursuant to clause (iii) such Shares or rights shall be valued at the Fair Market Value (of such Shares or the Shares to which such rights relate, as the case may be) as of the date on which the taxable event that gives rise to the withholding requirement occurs.

Exhibit 10.13
(c)The Committee may determine, after the Effective Date and on notice to Director, to authorize one or more arrangements (in addition to or in lieu of the arrangement described in Section 7(b)) satisfactory to the Committee for Director to satisfy the obligation of Director under Section 7(a).

(d)If Director does not, for whatever reason, satisfy the obligation of Director under Section 7(a), then the Company and its affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Director the amount required to satisfy the obligation of Director under such Section 7(a).

8.Non-Assignability. This Instrument is not assignable or transferable by Director. No right or interest of Director under this Instrument or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law, either in such form as is acceptable to the Committee), and no such right or interest shall be liable for or subject to any debt, obligation or liability of Director.

9.Defined Terms; Plan Provisions. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Instrument shall have the meanings assigned to them under the provisions of the Plan. The Awarded Restricted Stock Units and the Dividend Equivalents subject to this Instrument shall be governed by and subject to all applicable provisions of the Plan. This Instrument is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Instrument.

10.Governing Law. This Instrument shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by federal law of the United States or by the laws of England and Wales.

11.Binding Effect. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

12.Prior Communications; Amendment. This Instrument, together with any Schedules and Exhibits and any other writings referred to herein or delivered pursuant hereto, evidences the Award granted hereunder, which shall be subject to the restrictions, terms and conditions hereof, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Instrument may only be amended, modified and supplemented in accordance with the applicable terms and conditions set forth in the Plan.

13.Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:

Exhibit 10.13
(a) If to the Company, when delivered by hand or mail (registered or certified mail with postage prepaid) to:

Noble Corporation plc
13135 Dairy Ashford Rd. #800
Sugar Land, TX 77478
Attention: Corporate Secretary
Email: Legal@noblecorp.com
(b) If to Director, when delivered by hand or mail (registered or certified mail with postage prepaid) to:

The last known address and number for Director as maintained in the personnel records of the Company

For purposes of this Section 13, the Company shall provide Director with written notice of any change of the Company’s address, and Director shall be responsible for providing the Company with proper notice of any change of Director’s address, and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

14.Severability. If any provision of this Instrument is held to be unenforceable, this Instrument shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects the restrictions, terms and conditions set forth in this Instrument shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

15.Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Instrument, and shall not affect in any manner the meaning or interpretation of this Instrument.

16.Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

17.References. The words “this Instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Instrument as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Instrument, such words shall be deemed to be followed by the words “without limitation.”

18.Unfunded Awards. The awards made under this Instrument are unfunded and unsecured obligations and rights to provide or receive compensation in accordance with the provisions hereof, and to the extent that Director acquires a right to receive compensation from the Company or an affiliate pursuant to this Instrument, such right

Exhibit 10.13
shall be no greater than the right of any unsecured general creditor of the Company or such affiliate.

19.Compliance with Code Section 409A. The compensation payable to or with respect to Director pursuant to the Awarded Restricted Stock Units is intended to be compensation that is compliant with Code Section 409A or not subject to the tax imposed by Code Section 409A, and this Instrument shall be administered and construed to the fullest extent possible to reflect and implement such intent.

IN WITNESS WHEREOF, the Company has signed and delivered this Instrument as of the date first above written.

NOBLE CORPORATION PLC

/s/ William E. Turcotte

William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary

SCHEDULE I
NOBLE CORPORATION PLC
VESTING AND SETTLEMENT PERIODS
FOR AWARD OF DIRECTOR RESTRICTED STOCK UNITS

TERMS FOR GRANT

The Committee has determined that the following vesting and settlement time periods shall be applicable to the Awarded Restricted Stock Units awarded pursuant to this Instrument:

Vesting Period

All of the Awarded Restricted Stock Units shall vest and no longer be subject to forfeiture on February 3, 2024.

Settlement

Unless an election is made otherwise, all Awarded Restricted Stock Units that have vested in accordance with this Instrument shall settle on the trading date on or next following the date of vesting. Awards will settle in two parts, 60 percent of Fair Market Value (as defined in the Plan) will be paid in Shares and 40 percent of Fair Market Value will be paid in cash.

Exhibit 10.13

SCHEDULE II
NOBLE CORPORATION
AWARD OF DIRECTOR RESTRICTED STOCK
UNITS DEFINITION OF CHANGE IN CONTROL
For purposes of this Instrument, notwithstanding the definition in the Plan, a “Change in Control”shall be deemed to have occurred upon the occurrence of any of the following events:

(i) the acquisition, in a transaction or a series of related or unrelated transactions that are consummated during any period of 18 consecutive months, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (A) a number of registered Shares of the Company that exceeds 50% of the number of registered Shares of the Company (the “Outstanding Shares”) outstanding as of the Effective Date or (B) a number of shares of voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) that represents more than 50% of the combined voting power of such Outstanding Voting Securities outstanding as of the Effective Date; provided, however, that for purposes of this paragraph (i) the following acquisitions shall not constitute a Change in Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any company pursuant to a reorganization, merger, amalgamation or consolidation, if, following such reorganization, merger, amalgamation or consolidation, the conditions described in clauses (A), (B), (C) and (D) of subparagraph (iii) of this definition are satisfied;

(ii)individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)consummation of a reorganization, merger, amalgamation or consolidation of the Company (a “Transaction”), with or without approval by the shareholders of the Company, in each case, unless, immediately following such Transaction,

(A)the sum of
a.the shares of common stock (or equivalent security) of the company resulting from such Transaction (the “Resulting Entity”) that are issued in such Transaction to, or

Exhibit 10.13
retained in such Transaction by, shareholders of any company, other than the Company (each, a “counter-party”), that is a party to such Transaction, plus

b. the shares of common stock (or equivalent security) of the Resulting Entity that are issued in such Transaction to, or retained in such Transaction by, the holders of any Shares in the Company that were issued in any Relevant Prior Transaction (as defined below) to the shareholders of a counter-party in such Relevant Prior Transaction, is less than a majority of the shares of common stock (or equivalent security) of the Resulting Entity (See “Further Information regarding Clauses (iii)(A) and (iii)(B)” below);

(B)the sum of

a.the combined voting power of the then outstanding voting securities of the Resulting Entity entitled to vote generally in the election of directors that are issued in such Transaction to, or retained in such Transaction by, shareholders of any counter-party to such Transaction, plus

b. the combined voting power of the then outstanding voting securities of the Resulting Entity entitled to vote generally in the election of directors that are issued in such Transaction to, or retained in such Transaction by, the holders of any Shares in the Company that were issued in any Relevant Prior Transaction to the shareholders of a counter-party in such Relevant Prior Transaction, is less than a majority of the combined voting power of the then outstanding voting securities of the Resulting Entity entitled to vote generally in the election of directors (See “Further Information regarding Clauses (iii)(A) and (iii)(B)” below);

(C) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or the Resulting Entity, and any Person beneficially owning, as of the Effective Date, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the Resulting Entity or the combined voting power of the then outstanding voting securities of the Resulting Entity entitled to vote generally in the election of directors, and

(D) a majority of the members of the board of directors of the Resulting Entity were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Transaction;

(iv)consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a company, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly

Exhibit 10.13
or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities as of the Effective Date in substantially the same proportion as their ownership, as of the Effective Date, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company, and any Person beneficially owning, as of the Effective Date, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such company were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v)approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, or anything to the contrary set forth herein, (y) a transaction or series of related transactions will not be considered to be a Change in Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) immediately following such transaction(s), the outstanding shares of common stock (or equivalent security) of such holding company and the combined voting power of the outstanding voting securities of such holding company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such transaction in substantially the same proportion as their ownership immediately prior to such transaction of the Outstanding Shares and Outstanding Voting Securities, as the case may be, or (B) the shares of Outstanding Voting Securities outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction(s) and (z) for any payments or benefits that are considered nonqualified deferred compensation within the meaning of Section 409A of the Code and where Change in Control is a payment event or impacts the time and form of payment, a transaction or series of related transactions will not be considered to be a Change in Control unless such transaction or series of transactions would also be a “change in control” (whether by change in ownership, effective control or change in the ownership of a substantial portion of the assets) under Section 409A of the Code.

Further Information regarding Clauses (iii)(A) and (iii)(B): The following is an example of the effect of clause (iii)(A) above,

There are 100 Shares outstanding on Day 1. On Day 2, the Company enters into a merger (“Transaction 1”) with Company X. The Company issues 25 Shares to the holders of shares of Company X in Transaction 1. Consequently, the shareholding of the Company following Transaction 1 is the 100 Shares outstanding prior to Transaction 1 and 25 Shares issued in respect of the Company X shares outstanding prior to Transaction 1. Since less than a majority (25/125 or 20%) of the Shares outstanding immediately after

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Transaction 1 are attributable to Company X shares, the condition set out in clause (A) has not been satisfied.

The Company enters a merger with Company Z within 18 months following Transaction 1 (“Transaction 2”). Immediately after Transaction 2, the outstanding shares of common stock of the Resulting Entity attributable to former Company Z shares is 80 and the outstanding shares of common stock of the Resulting Entity attributable to shares of the Company is 125 (100 Shares outstanding before Transaction 1 and 25 Shares issued in Transaction 1). The sum of:

(A)the 80 shares of common stock in the Resulting Entity attributable to the shares of Company Z, plus
(B)the 25 shares of common stock in the Resulting Entity attributable to the 25 Shares of the Company issued to Company X holders in Transaction 1,

is more than 50% (105/205=51%) of the common stock of the Resulting Entity. Therefore, the condition set out in clause (iii)(A) has not been satisfied.

For purposes of clauses (iii)(A) and (iii)(B),

(A)the term “Relevant Prior Transaction” means any reorganization, merger, amalgamation or consolidation of the Company that is consummated within 18 months prior to the date on which the relevant Transaction is consummated; and
(B)any shares issued by the Company that are not issued in exchange for shares of a counter-party in a Transaction would be ignored when making the percentage calculations set forth therein.